UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 29, 2007

TRUE PRODUCT ID, INC.

(Exact name of registrant as specified in this charter)

Delaware (State or other jurisdiction of incorporation)	000-29249 (Commission File Number)	16-1499611 (IRS Employer Identification no.)

1615 Walnut Street, 3rd Floor Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 972-1601

(Registrant's Telephone Number, including area code)

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 7, 2007 the Board of Directors of the Company voted to effect a 30:1 reverse split of the Company’s common stock.  On November 29, 2007, the Board voted to amend the ratio to 100:1.  This action was then authorized and approved by the holders of a majority of the outstanding common shares of True Product ID Inc. authorized to vote.  The Board then passed a resolution to effectuate the reverse split immediately, in accordance with all applicable rules and regulations pertaining thereto.

The corporate actions taken were authorized pursuant to shareholders written consent in accordance with the provisions set forth in Section 228 of the General Corporation Law of the State of Delaware and Article I, Section 7 of the Company’s bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

True Product ID, Inc.

By:	/s/ William R. Dunavant William R. Dunavant CEO